                                                                   EXHIBIT 11.1

                          Watson Pharmaceuticals, Inc.
                       Computation of Earnings Per Share
                  Years Ended December 31, 1995, 1994 and 1993
             and the Nine Months Ended September 30, 1996 and 1995
                     (in thousands, except per share data)

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
                                                                                  Nine Months      Nine Months
                                            Year Ended December 31,                  Ended            Ended
                                          ----------------------------           September 30,    September 30,
                                          1993        1994        1995                1996             1995
                                          ----        ----        ----           -------------    -------------
WATSON PHARMACEUTICALS, INC.
----------------------------
Net income                                $50,417     $36,545     $47,890         $53,617            $31,011
                                          =======     =======     =======         =======            =======
Weighted average number of common
  shares outstanding                       34,336      35,663      36,044          36,655             35,783
Net additional shares issuable in
  connection with stock options
  pursuant to the treasury stock
  method                                    1,168         852       1,099             969              1,204
                                          -------     -------     -------         -------            -------
Weighted average number of common
  stock and common equivalent
  shares outstanding                       35,504      36,515      37,143          37,624             36,987
                                          =======     =======     =======         =======            =======
Earnings per share                        $  1.42     $  1.00     $  1.29         $  1.43            $  0.84
                                          =======     =======     =======         =======            =======


ROYCE LABORATORIES, INC.
------------------------
Net income (loss)                         $(3,933)    $(1,477)    $(2,336)        $ 1,214            $(1,513)
                                          =======     =======     =======         =======            =======
Weighted average number of common
  shares outstanding                        9,493      10,554      12,352          13,442             12,190
Net additional shares issuable in
  connection with stock options
  pursuant to the treasury stock
  method                                       --          --          --             571                 --
                                          -------     -------     -------         -------            -------
Weighted average number of common
  stock and common equivalent
  shares outstanding                        9,493      10,554      12,352          14,013             12,190
                                          =======     =======     =======         =======            =======

Earnings (loss) per share                 $ (0.41)    $ (0.14)    $ (0.19)        $  0.09            $ (0.12)
                                          =======     =======     =======         =======            =======


WATSON & ROYCE - PRO FORMA COMBINED:
---------------------------------------
Pro forma combined net income             $46,484     $35,068     $45,554         $54,831
                                          =======     =======     =======         =======
Reconciliation of Watson historical
  weighted average number of common
  and common equivalent shares
  outstanding to pro forma combined
  weighted average shares:
    Watson historical weighted average
      number of common and common
      equivalent shares outstanding        35,504      36,515      37,143          37,624
    Weighted average shares issued
      in connection with the Merger of
      Watson and Royce                      1,638       1,822       2,132           2,412
                                          -------     -------     -------         -------
Pro forma weighted average number
  of common and common equivalent
  shares outstanding                       37,142      38,337      39,275          40,036
                                          =======     =======     =======         =======
Pro forma combined earnings
  per share                               $  1.25     $  0.91     $  1.16         $  1.37
                                          =======     =======     =======         =======


                         Watson Pharmaceuticals, Inc.
                      Computation of Earnings Per Share
                 Years Ended December 31, 1995, 1994 and 1995
                 and the Nine Months Ended September 30, 1996
                    (in thousands, except per share data)


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
                                                                                  Nine Months      Nine Months
                                            Year Ended December 31,                  Ended            Ended
                                          ----------------------------           September 30,    September 30,
                                          1993        1994        1995                1996             1995
                                          ----        ----        ----           -------------    -------------
OCLASSEN PHARMACEUTICALS, INC.
------------------------------
PRIMARY EARNINGS PER SHARE:
Net income                                $ 1,186     $ 1,957     $ 2,627          $ 2,760            $1,800
Accretion of issuance costs and
  accrued dividends                           109       1,917       2,717            2,038             2,038
                                          -------     -------     --------         -------            ------
Net income (loss) available to common
  stockholders                            $ 1,077     $    40     $   (90)         $   722            $ (238)
                                          =======     =======     ========         =======            ======
Weighted average common shares
  outstanding                               1,702       1,705       1,719            1,770             1,718

Common stock options and warrants
  outstanding (using the treasury
  stock method)                                --          --          --              654                --
                                          -------     -------     -------          -------            ------
    Total                                   1,702       1,705       1,719            2,424             1,718
                                          =======     =======     =======          =======            ======
Earnings (loss) per share                 $  0.63     $  0.02     $ (0.05)         $  0.30            $(0.14)
                                          =======     =======     =======          =======            ======
FULLY DILUTED EARNINGS PER SHARE:
Net income (loss) available to
  common stockholders                     $ 1,077     $    40     $   (90)         $   722            $ (238)
Accretion of issuance costs and
  accrued dividends for dilutive
  convertible preferred stock                 109          --          --            2,038                --
                                          -------     -------     -------          -------            ------
Adjusted income, assuming conversion      $ 1,186     $    40     $   (90)         $ 2,760            $ (238)
  of diluted preferred stock              =======     =======     =======          =======            ======

Weighted average common shares
  outstanding                               1,702       1,705       1,719            1,770             1,718
Series A, B, C, D and E convertible
  preferred stock (if dilutive)             7,085          --          --            7,092                --
Common stock options and warrants
  outstanding (using the treasury
  stock method-if dilutive)                    --          --          --            1,201                --
                                          -------     -------     -------          -------            ------
    Total                                   8,787       1,705       1,719           10,063             1,718
                                          =======     =======     =======          =======            ======
Earnings (loss) per share                 $  0.13     $  0.02     $ (0.05)         $  0.27            $(0.14)
                                          =======     =======     =======          =======            ======



                                                                                 Nine Months
WATSON, ROYCE & OCLASSEN - PRO FORMA COMBINED                                       Ended
---------------------------------------------  Years Ended December 31,           Sept. 30
                                               ------------------------           --------
                                           1993         1994       1995             1996
                                           ----         ----       ----             ----
PRIMARY EARNINGS PER SHARE:
Pro forma combined net income
 available to common stockholders         $47,561     $35,108     $45,464         $55,553
                                          -------     -------     -------         -------
    Watson historical weighted average
     number of common and common
     equivalent shares outstanding         35,504      36,515      37,143          37,624
    Weighted average shares issued
     in connection with the merger of
     Watson and Royce                       1,638       1,822       2,132           2,412
    Weighted average shares of Oclassen
     used for primary earnings per share      628         629         635             895
                                          -------     -------     -------         -------
Pro forma total                            37,770      38,966      39,910          40,931
                                          =======     =======     =======         =======
Pro forma combined primary
  earnings per share                      $  1.26     $  0.90     $  1.14         $  1.36
                                          =======     =======     =======         =======
FULLY DILUTED EARNINGS PER SHARE:
Pro forma combined net income
 available to common stockholders          47,561      35,108      45,464          55,553
Accretion of issuance costs and accrued
  dividends for dilutive convertible
  preferred stock                             109           -           -           2,038
                                          -------     -------     -------         -------
Adjusted income, assuming conversion
  of dilutive preferred stock             $47,670     $35,108     $45,464         $57,591
                                          =======     =======     =======         =======
    Watson historical weighted average
     number of common and common
     equivalent shares outstanding         35,504      36,515      37,143          37,624
    Weighted average shares issued
     in connection with the merger of
     Watson and Royce                       1,638       1,822       2,132           2,412
    Weighted average shares of Oclassen
     used for fully diluted earnings per
     share                                  3,244         629         635           3,715
                                          -------     -------     -------         -------
Pro forma total                            40,386      38,966      39,910          43,751
                                          =======     =======     =======         =======

Pro forma combined fully diluted
  earnings per share                      $  1.18     $  0.90     $  1.14         $  1.32
                                          =======     =======     =======         =======

